Exhibit 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES SECOND QUARTER 2025 FINANCIAL RESULTS,
CONFIRMS 2025 EARNINGS PER SHARE GUIDANCE AND
RAISES 2025 CASH FLOW GUIDANCE
Conference call on Thursday, July 31, 2025, at 8:00 a.m. Central Time.
HOUSTON, Texas, July 30, 2025 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the second quarter of 2025.
Second Quarter Highlights:
–Revenue grew $31.4 million over the second quarter of 2024
–Gross profit increased $13.5 million, or 5%, in the current quarter
–Comparable total funeral sales average grew 3.1% over the second quarter of 2024
–Cemetery preneed sales production increased 5.3% in the current quarter
–GAAP earnings per share was $0.86 compared to $0.81 in the second quarter of 2024 resulting in 6% growth over the prior year quarter
–Adjusted earnings per share was $0.88 compared to $0.79 in the second quarter of 2024 resulting in 11% growth over the prior year quarter
–Net cash provided by operating activities was $166.5 million in the second quarter of 2025 compared to $196.9 million in the prior year quarter, affected by an expected increase in cash taxes paid of $84.3 million
–Excluding special items and cash taxes paid, net cash provided by operating activities increased $32.7 million, or over 14%
Tom Ryan, the Company's Chairman and CEO, commented on the second quarter performance:
"We are pleased to report adjusted earnings per share of $0.88, an impressive increase of 11% over the prior year quarter. Higher funeral revenue and effective fixed cost management drove significant growth in comparable funeral gross profit of 14.8% and solid margin expansion. Funeral revenue increased on a higher average revenue per funeral and higher core general agency revenue as we benefited from the change in our preferred preneed insurance provider.
In the cemetery segment, we continue to focus on sales production, which led to increases in both preneed and atneed sales production. A 5.3% increase in preneed sales production resulted in a modest increase in cemetery revenues during the quarter, and the preponderance of this increase will benefit us in future periods, as undeveloped property sold is constructed and recognized.
We remain committed to our long-term growth strategy to grow revenue, leverage our unparalleled scale, and invest our capital wisely to enhance shareholder value. With these results, we believe we are well positioned to achieve our 2025 targeted results. I would like to extend a very special thank you to our 25,000 associates for their ongoing commitment to providing excellent service to our client families.”
Details of our second quarter 2025 financial results and the unaudited consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	$1,065.4	$1,034.0	$2,139.6	$2,079.4
Operating income	$224.5	$220.8	$476.1	$453.0
Net income attributable to common stockholders	$122.9	$118.2	$265.7	$249.5
Diluted earnings per share	$0.86	$0.81	$1.84	$1.69
Earnings excluding special items (1)	$125.5	$115.9	$265.1	$247.8
Diluted earnings per share excluding special items (1)	$0.88	$0.79	$1.84	$1.68
Diluted weighted average shares outstanding	143.0	146.8	144.1	147.3
Net cash provided by operating activities	$166.5	$196.9	$477.6	$417.0
Net cash provided by operating activities excluding special items (1)	$168.3	$219.9	$484.2	$440.0
(1)    Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures” in the Appendix at the end of this press release.
•Diluted earnings per share was $0.86 in the second quarter of 2025 compared to $0.81 in the second quarter of 2024. The current year quarter was favorably impacted by $4.1 million of net gains on divestitures and impairment charges.

1 Service Corporation International

This benefit was offset by $6.4 million related to the settlement of certain legal matters and $1.6 million of restructuring charges. The prior year quarter was favorably impacted by $1.9 million of net gains on divestitures. Diluted earnings per share, excluding special items, was $0.88 in the second quarter of 2025 compared to $0.79 in the second quarter of 2024. Higher gross profit and lower share count more than offset higher general and administrative expenses resulting in 11% adjusted diluted earnings per share growth over the prior year quarter.
•Excluding an expected increase in cash taxes paid of $84.3 million, net cash provided by operating activities increased $53.9 million to $260.8 million. Excluding special items and cash taxes paid, net cash provided by operating activities increased $32.7 million to $262.6 million. The increase in the quarter excluding higher cash taxes paid is attributable to higher operating income and working capital benefits, partially offset by higher cash interest.

CONFIRMED 2025 EARNINGS PER SHARE GUIDANCE AND
RAISED 2025 CASH FLOW GUIDANCE
Our annual guidance range for 2025 detailed below is confirmed for earnings per share of $3.70 to $4.00. Our cash flow outlook has increased to $880 million to $940 million due to lower cash taxes and stronger working capital benefits. Our outlook for diluted earnings per share from continuing operations excluding special items, at the midpoint of our guidance range, is anticipated to be within our expected long-term growth framework of 8%-12%.

(Dollars in millions, except per share amounts)	2025 Outlook	Revised 2025 Outlook
Diluted earnings per share excluding special items (1)	$3.70 - $4.00	$3.70 - $4.00

Net cash provided by operating activities excluding special items and cash taxes (1)	$1,005 - $1,065	$1,025 - $1,085
Cash taxes expected in 2025 (at the midpoint of Diluted earnings per share guidance)	$175	$145
Net cash provided by operating activities excluding special items (1)	$830 - $890	$880 - $940

Capital improvements at existing field locations	$130	$130
Development of cemetery property	$160	$160
Digital investments and corporate	$25	$25
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$315	$315
(1)Diluted earnings per share excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2025 excludes the following because this information is not currently available for 2025: Expenses net of insurance recoveries related to weather events and hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs or cash outflows associated with estimated litigation charges or legal settlements or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Thursday, July 31, 2025, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412) 317-6061 (International) with the passcode of 0839787. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through August 7, 2025 and can be accessed at (877) 344-7529 (US) or (412) 317-0088 (International) with the passcode of 2965589. Additionally, a replay of the conference call will be available on our website for approximately three months.

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ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance, serving more than 700,000 families each year. Our diversified portfolio of brands provides families and individuals a full range of choices to meet their needs, from simple cremations to full life celebrations and personalized remembrances. Our Dignity Memorial® brand is the name families turn to for professionalism, compassion, and attention to detail that is second to none. At June 30, 2025, we owned and operated 1,485 funeral service locations and 498 cemeteries (of which 310 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact: InvestorRelations@sci-us.com
Investors:	Trey Bocage - Director / Investor Relations	(713) 525-3454
Media:	Jay Andrew - Assistant Vice President / Corporate Communications	(713) 525-3468

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” “predict,” or other similar words that convey the uncertainty of future events or outcomes. The absence of these words, however, does not mean that the statements are not forward-looking. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•We may be adversely affected by the effects of inflation, significant reduction in consumer confidence and customer demand, and/or recession.
•Our results may be adversely affected by significant weather events, natural disasters, catastrophic events, or public health crises.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•The financial condition of third-party life insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•Our failure to attract and retain qualified sales personnel and licensed funeral professionals could have an adverse effect on our business and financial condition.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our cash flows, our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in life expectancy and the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Risks associated with our supply chain could materially adversely affect our financial performance.
•Disruptions in global trade, including as a result of tariffs, trade restrictions, retaliatory trade measures or the effect of such actions on trading relationships between the United States and other countries could increase costs to our business.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery operational claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation, or the interpretation of tax laws or regulations, as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2024 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

4 Service Corporation International

SERVICE CORPORATION INTERNATIONAL

APPENDIX: RESULTS FOR THE SECOND QUARTER OF 2025
Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenue	$1,065,444	$1,034,016	$2,139,611	$2,079,398
Cost of revenue	(794,006)	(776,101)	(1,576,756)	(1,547,270)
Gross profit	271,438	257,915	562,855	532,128
Corporate general and administrative expenses	(49,466)	(38,998)	(94,167)	(80,323)
Restructuring charge	(1,575)	—	(1,575)	—
Gains on divestitures and impairment charges, net	4,062	1,924	9,033	1,240
Operating income	224,459	220,841	476,146	453,045
Interest expense	(64,071)	(64,384)	(125,554)	(128,736)
Other income, net	3,914	1,725	7,066	4,187
Income before income taxes	164,302	158,182	357,658	328,496
Provision for income taxes	(41,378)	(39,962)	(91,807)	(79,002)
Net income	122,924	118,220	265,851	249,494
Net income attributable to noncontrolling interests	(59)	(54)	(106)	(27)
Net income attributable to common stockholders	$122,865	$118,166	$265,745	$249,467
Basic earnings per share:
Net income attributable to common stockholders	$0.87	$0.81	$1.86	$1.71
Basic weighted average number of shares	141,897	145,297	143,001	145,782
Diluted earnings per share:
Net income attributable to common stockholders	$0.86	$0.81	$1.84	$1.69
Diluted weighted average number of shares	142,992	146,784	144,134	147,348

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Consolidated Balance Sheet (Unaudited)

(Dollars in thousands, except share amounts)
	June 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$255,386	$218,766
Receivables, net	85,085	94,341
Inventories	32,406	33,318
Income tax receivable	19,356	3,775
Other	41,908	27,130
Total current assets	434,141	377,330
Preneed receivables, net of reserves of $35,582 and $35,857, respectively, and trust investments	7,065,296	6,739,332
Cemetery property	2,153,281	2,129,404
Property and equipment, net	2,626,199	2,581,069
Goodwill	2,095,945	2,081,015
Deferred charges and other assets, net of reserves of $2,389 and $2,367, respectively	1,328,228	1,317,256
Cemetery perpetual care trust investments	2,277,115	2,154,032
Total assets	$17,980,205	$17,379,438

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$651,283	$639,989
Current maturities of long-term debt	61,910	83,850
Total current liabilities	713,193	723,839
Long-term debt	4,976,111	4,751,448
Deferred revenue, net	1,768,910	1,755,170
Deferred tax liability	655,564	649,195
Other liabilities	528,524	513,480
Deferred receipts held in trust	5,507,354	5,162,525
Care trusts’ corpus	2,270,196	2,145,112
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 146,909,480 and 146,668,589 shares issued, respectively, and 140,806,347 and 144,694,887 shares outstanding, respectively	140,806	144,695
Capital in excess of par value	967,329	986,830
Retained earnings	437,752	553,701
Accumulated other comprehensive gain (loss)	13,901	(7,221)
Total common stockholders’ equity	1,559,788	1,678,005
Noncontrolling interests	565	664
Total equity	1,560,353	1,678,669
Total liabilities and equity	$17,980,205	$17,379,438

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Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)	Six months ended June 30,
	2025	2024

Cash flows from operating activities:
Net income	$265,851	$249,494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	108,257	101,856
Amortization of intangibles	8,441	8,627
Amortization of cemetery property	48,195	46,336
Amortization of loan costs	4,383	3,519
Provision for expected credit losses	5,234	7,644
Provision for deferred income taxes	4,621	7,553
Gains on divestitures and impairment charges, net	(9,033)	(1,240)
Share-based compensation	9,589	9,586
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease in receivables	6,205	7,296
(Increase) decrease in other assets	(16,110)	15,969
Increase (decrease) in payables and other liabilities	11,996	(17,104)
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(28,062)	(124,609)
Increase in deferred revenue, net	23,785	53,342
Increase in deferred receipts held in trust	34,228	48,731
Net cash provided by operating activities	477,580	417,000
Cash flows from investing activities:
Capital expenditures	(161,201)	(170,963)
Business acquisitions, net of cash acquired	(28,242)	(38,490)
Real estate acquisitions	(5,422)	(22,151)
Corporate headquarters	(26,759)	(4,915)
Proceeds from divestitures and sales of property and equipment	26,762	11,339
Payments for Company-owned life insurance policies	(130)	(2,831)
Proceeds from Company-owned life insurance policies and other	3,757	2,000
Other investing activities	—	(9,814)
Net cash used in investing activities	(191,235)	(235,825)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	495,001	296,137
Scheduled payments of debt	(12,827)	(11,665)
Early payments and extinguishment of debt	(305,000)	(225,000)
Proceeds from corporate headquarters debt facility	17,120	—
Principal payments on finance leases	(18,853)	(18,213)
Proceeds from exercise of stock options	4,040	17,859
Purchase of Company common stock	(324,023)	(176,417)
Payments of dividends	(91,129)	(87,328)
Bank overdrafts and other	(7,354)	(10,536)
Net cash used in financing activities	(243,025)	(215,163)
Effect of foreign currency	5,800	(2,665)
Net increase (decrease) in cash, cash equivalents, and restricted cash	49,120	(36,653)
Cash, cash equivalents, and restricted cash at beginning of period	221,399	224,761
Cash, cash equivalents, and restricted cash at end of period	$270,519	$188,108

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Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Consolidated funeral:
Atneed revenue	$296.1	$283.4	$625.2	$598.7
Matured preneed revenue	183.5	178.6	389.3	368.7
Core revenue	479.6	462.0	1,014.5	967.4
Non-funeral home revenue	25.7	22.9	53.4	46.6
Non-funeral home preneed sales revenue	26.4	29.1	48.6	58.2
Core general agency and other revenue	59.7	51.8	114.4	98.3
Total revenue	$591.4	$565.8	$1,230.9	$1,170.5

Gross profit	$116.0	$100.4	$270.0	$232.3
Gross profit percentage	19.6%	17.7%	21.9%	19.8%

Funeral services performed	87,014	86,031	184,868	180,397
Average revenue per service	$5,807	$5,636	$5,777	$5,621

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Consolidated cemetery:
Atneed property revenue	$37.0	$35.3	$74.2	$70.3
Atneed merchandise and service revenue	74.0	72.4	149.1	147.1
Total atneed revenue	111.0	107.7	223.3	217.4
Recognized preneed property revenue	220.4	225.1	409.1	424.8
Recognized preneed merchandise and service revenue	105.8	100.0	204.3	198.3
Total recognized preneed revenue	326.2	325.1	613.4	623.1
Core revenue	437.2	432.8	836.7	840.5
Other cemetery revenue	36.9	35.4	72.1	68.4
Total revenue	$474.1	$468.2	$908.8	$908.9

Gross profit	$155.5	$157.5	$292.9	$299.8
Gross profit percentage	32.8%	33.6%	32.2%	33.0%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended June 30, 2025 and 2024. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2024 and ending June 30, 2025.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three months ended June 30,
	2025	2024	Var	%
Comparable funeral revenue:
Atneed revenue (1)	$286.1	$280.5	$5.6	2.0%
Matured preneed revenue (2)	179.9	177.6	2.3	1.3%
Core revenue (3)	466.0	458.1	7.9	1.7%
Non-funeral home revenue (4)	25.6	22.8	2.8	12.3%
Non-funeral home preneed sales revenue (5)	26.4	29.1	(2.7)	(9.3)%
Core general agency and other revenue (6)	58.8	51.6	7.2	14.0%
Total comparable revenue	$576.8	$561.6	$15.2	2.7%

Comparable gross profit	$114.6	$99.8	$14.8	14.8%
Comparable gross profit percentage	19.9%	17.8%	2.1%

Comparable funeral services performed:
Atneed	44,281	45,092	(811)	(1.8)%
Matured preneed	25,856	26,140	(284)	(1.1)%
Total core	70,137	71,232	(1,095)	(1.5)%
Non-funeral home	14,485	14,121	364	2.6%
Total comparable funeral services performed	84,622	85,353	(731)	(0.9)%
Comparable core cremation rate	57.1%	56.9%	0.2%
Total comparable cremation rate (7)	64.3%	63.9%	0.4%

Comparable funeral average revenue per service:
Atneed	$6,461	$6,221	$240	3.9%
Matured preneed	6,958	6,794	164	2.4%
Total core	6,644	6,431	213	3.3%
Non-funeral home	1,767	1,615	152	9.4%
Total comparable average revenue per service	$5,809	$5,634	$175	3.1%

Comparable funeral preneed sales production:
Total preneed sales	$299.3	$328.1	$(28.8)	(8.8)%
Core contracts sold	35,534	39,026	(3,492)	(8.9)%
Non-funeral home contracts sold	21,080	24,481	(3,401)	(13.9)%
Core average revenue per contract sold	$6,607	$6,487	$120	1.8%
Non-funeral home average revenue per contract sold	$3,060	$3,060	$—	—%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income and other insurance benefits.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Non-funeral home preneed sales revenue represents travel protection, net and merchandise sold on a preneed contract that is delivered before death has occurred and general agency revenue from our non-funeral home sales channel.
(6)Core general agency and other revenue primarily comprises core general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements and core travel protection preneed sales, net.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).

9 Service Corporation International

•Total comparable funeral revenue increased $15.2 million, or 2.7%, primarily due to a $7.9 million increase in core funeral revenue and a $7.2 million increase in core general agency and other revenue.
•Core funeral revenue increased $7.9 million, or 1.7%, due to a favorable 3.3% increase in core average revenue per service, partially offset by a 1.5% decrease in core funeral services performed. The core cremation rate increased 20 basis points to 57.1%.
•Non-funeral home revenue increased $2.8 million due to a favorable 9.4% increase in non-funeral home average revenue per service and a 2.6% increase in non-funeral home services performed.
•Non-funeral home preneed sales revenue decreased $2.7 million, primarily due to an operational decision to defer the delivery of urns on preneed contracts to the time of need. This is short-term in nature as we will recognize deferred urn revenue from the backlog at the time of need as non-funeral home revenue. This decrease is partially offset by an increase in general agency revenue as we shift more production from trust to insurance-funded contracts.
•Core general agency and other revenue grew $7.2 million, primarily due to growth in general agency revenue from higher commission rates as a result of the change in our preferred preneed insurance provider.
•Comparable funeral gross profit increased $14.8 million to $114.6 million, and the gross profit percentage increased 210 basis points from 17.8% to 19.9%. This increase is primarily due to the increase in revenue mentioned above and our continued focus on managing our fixed cost structure.
•Comparable preneed funeral sales production decreased $28.8 million, or 8.8%, in the second quarter of 2025 compared to 2024. Core preneed sales production decreased $18.4 million, or 7.3%, primarily due to the transition to our new preneed insurance provider in July 2024. We expect to achieve improved insurance production over time as we complete this transition. Non-funeral home preneed sales production decreased $10.4 million, or 13.9%, due to our ongoing transition from trust to insurance-funded contracts mentioned above. The decline in production is expected to be temporary in nature as we anticipate the transition to insurance funded contracts will be complete in 2026.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended June 30, 2025 and 2024. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2024 and ending June 30, 2025.

(Dollars in millions)	Three months ended June 30,
	2025	2024	Var	%
Comparable cemetery revenue:
Atneed property revenue	$36.8	$35.3	$1.5	4.2%
Atneed merchandise and service revenue	73.5	72.3	1.2	1.7%
Total atneed revenue (1)	110.3	107.6	2.7	2.5%
Recognized preneed property revenue	217.5	225.2	(7.7)	(3.4)%
Recognized preneed merchandise and service revenue	105.5	99.9	5.6	5.6%
Total recognized preneed revenue (2)	323.0	325.1	(2.1)	(0.6)%
Core revenue (3)	433.3	432.7	0.6	0.1%
Other revenue (4)	36.7	35.5	1.2	3.4%
Total comparable revenue	$470.0	$468.2	$1.8	0.4%

Comparable gross profit	$153.3	$157.6	$(4.3)	(2.7)%
Comparable gross profit percentage	32.6%	33.7%	(1.1)%

Comparable cemetery preneed and atneed sales production:
Property	$268.8	$252.3	$16.5	6.5%
Merchandise and services	209.3	202.5	6.8	3.4%
Discounts and other	(3.7)	(0.4)	(3.3)	(825.0)%
Preneed and atneed sales production	$474.4	$454.4	$20.0	4.4%

Preneed sales production	$366.5	$348.0	$18.5	5.3%
Recognition rate (5)	91.3%	95.2%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.

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(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.
•Total comparable cemetery revenue increased $1.8 million, or 0.4%, in the second quarter of 2025 compared to the second quarter of 2024. The increase was due to higher core revenue of $0.6 million and higher other revenue of $1.2 million.
•Core revenue was higher by $0.6 million due in large measure to an increase in atneed revenue. Atneed revenue increased $2.7 million due to increased atneed property production of 4.4%. This was partially offset by a $2.1 million decrease in recognized preneed revenue. The decrease was driven by a decline in recognized preneed property revenue related to the timing of revenue recognition on newly constructed property versus the prior year quarter. Preneed sales production increased $18.5 million, or 5.3%, due to an increase in both large and core sales, which will benefit us in future periods, as this current undeveloped property sold is constructed and recognized.
•Comparable cemetery gross profit decreased $4.3 million to $153.3 million. The gross profit percentage decreased from 33.7% to 32.6% as modest cemetery revenue growth was offset by higher selling compensation on higher sales production and partially mitigated by modest fixed cost growth as we continue to focus on managing our fixed cost structure.
Other Financial Results
•Corporate general and administrative expenses were $49.5 million in the second quarter of 2025, up $10.5 million compared to the second quarter of 2024. Of the increase, $6.4 million is due to the settlement of certain legal matters, with the remainder primarily due to higher auto and general liability claims as well as the timing of incentive compensation accruals versus the prior year quarter.
•Interest expense decreased $0.3 million to $64.1 million in the second quarter of 2025 primarily due to lower rates quarter over quarter on our floating rate debt, partially offset by higher average floating rate debt outstanding.
•The GAAP effective income tax rate for the second quarter of 2025 was 25.2%, down from 25.3% in the prior year quarter. Our adjusted effective tax rate was 25.4% in the second quarter of 2025 compared to 25.8% in the prior year quarter. The lower effective tax rate in the current period was primarily due to non-taxable gains on the cash surrender value of certain life insurance policies as a result of gains in the financial markets during the quarter.
Cash Flow and Capital Spending

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$166.5	$196.9	$477.6	$417.0
Legal settlement payments	0.5	23.0	0.7	23.0
Restructuring charge payments	1.3	—	5.9	—
Net cash provided by operating activities excluding special items	$168.3	$219.9	$484.2	$440.0
Cash taxes included in net cash provided by operating activities excluding special items	$94.3	$10.0	$99.2	$11.8
Excluding an expected increase in cash taxes paid of $84.3 million, net cash provided by operating activities excluding special items increased $32.7 million to $262.6 million. The increase is attributable to $3.6 million of higher operating income, $20.4 million of higher cemetery installment receipts and $22.8 million of payroll, payables, and other working capital sources, partially offset by $14.1 million of higher cash interest. The higher cash interest was primarily due to the timing of interest payments and the reduction of our bank credit facility, both of which were associated with our September 2024 bond financing.

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(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Capital improvements at existing field locations	$29.1	$29.4	$49.8	$54.3
Development of cemetery property	34.7	39.9	76.0	78.6
Digital investments and corporate	5.1	13.1	9.9	19.5
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$68.9	$82.4	$135.7	$152.4
Growth capital expenditures/construction of new funeral service locations	14.1	9.2	25.5	18.6
Total capital expenditures	$83.0	$91.6	$161.2	$171.0
Total capital expenditures decreased in the current quarter by $8.6 million, primarily due to expected lower spend on digital investments and corporate and timing of cemetery property development projects.
Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of June 30, 2025 is set forth below:

	Three Months	Six Months
Preneed funeral	8.4%	7.6%
Preneed cemetery	8.6%	8.1%
Cemetery perpetual care	8.0%	7.6%
Combined trust funds	8.4%	7.8%
Non-GAAP Financial Measures
Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three months ended June 30,
	2025		2024
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$122.9	$0.86	$118.2	$0.81
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(4.1)	(0.03)	(1.9)	(0.01)
Legal settlement	6.4	0.04	—	—
Restructuring charge	1.6	0.01	—	—
Tax reconciling items:
Tax effect from significant items	(0.9)	—	0.5	—
Change in uncertain tax reserves and other	(0.4)	—	(0.9)	(0.01)
Earnings excluding special items and diluted earnings per share excluding special items	$125.5	$0.88	$115.9	$0.79

Diluted weighted average shares outstanding		143.0		146.8

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(Dollars in millions, except diluted EPS)	Six months ended June 30,
	2025		2024
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$265.7	$1.84	$249.5	$1.69
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(9.0)	(0.06)	(1.2)	(0.01)
Legal settlement	6.4	0.04	—	—
Restructuring charge	1.6	0.01	—	—
Tax reconciling items:
Tax effect from significant items	0.4	0.01	0.4	—
Change in uncertain tax reserves and other	—	—	(0.9)	—
Earnings excluding special items and diluted earnings per share excluding special items	$265.1	$1.84	$247.8	$1.68

Diluted weighted average shares outstanding		144.1		147.3

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